Consent of Independent Auditors  We hereby consent to the inclusion in this Current Report on Fo  rm 8‐K/A and consent to the incorporation  by reference in Registration Sta  tements on From S‐8 (Nos. 333‐226712, 333‐219838 and 333‐168717) of  EnerSys, of our report dated April 27, 2018 relating to our aud  it of the consolidated financial statements  of Alpha Technologies Services, Inc. as of and for the years en  ded December 31, 2017 and 2016.   /s/ Berntson Porter & Company, PLLC   Bellevue, Washington   February 19, 2019      Berntson Porter & Company, PLLC         11100 NE 8th St Ste 400  —  Bellevue, WA  98004      www.bpcpa.com    voice: 425.454.7990      fax: 425.454.7742      toll free: 800.876.6931